Exhibit 99.2

For Immediate Release

Cleantech Solutions’ Receives RMB10.0 Million Investment from Chairman and CEO Jianhua Wu

WUXI, Jiangsu, China, June 4, 2014 - Cleantech Solutions International, Inc. ("Cleantech Solutions" or "the Company") (CLNT), a manufacturer of metal components and assemblies used in various clean technology and manufacturing industries and textile dyeing and finishing machines, today announced that on May 2, 2014, Cleantech Solutions’ Chairman and CEO, Mr. Jianhua Wu, on his behalf and on behalf of his wife, Lihua Tang, advanced RMB10,000,000 (approximately $1,623,693) to the Company for the purpose of providing funding for expansion of the Company’s dyeing machine business.  On June 2, 2014, the Company entered into a stock purchase agreement with Mr. Wu and Ms. Tang, pursuant to which the Company sold a total of 290,984 shares to Mr. Wu and Ms. Tang for $5.58 per share, which represents the highest closing price of the Company’s stock during the period from the date of Mr. Wu’s advance and June 2, 2014, when the stock purchase was approved by the independent members of the Company’s Board of Directors. The total purchase price, which was paid in RMB, was equivalent to $1,623,693.

“This investment in Cleantech Solutions reflects my commitment to the Company and enthusiasm for its future.  We believe that the Chinese government’s announced aggressive stance on pollution control is encouraging textile manufacturers to upgrade their equipment to more environmentally friendly models.  We continue to see strong order flow for our low emission airflow dyeing machines and are expanding capacity to meet the anticipated demand.”

The Company did not engage a placement agent or a finder with respect to this transaction. The shares are restricted securities.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology and other industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers and supplies dyeing and finishing equipment to the textile industry. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2013 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended March 31, 2014.  All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contact:
Cleantech Solutions International, Inc.
Adam Wasserman, CFO
E-mail: adamw@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Elaine Ketchmere, CFA
Compass Investor Relations
Phone: +1-310-528-3031
E-mail: eketchmere@compass-ir.com

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